                                                                    EXHIBIT 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------
                                       and

                    THIRD AMENDMENT TO LETTER LOAN AGREEMENT
                    ----------------------------------------

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT and THIRD AMENDMENT TO LETTER LOAN AGREEMENT (the "Amendment"), dated as of September 30, 1998, is among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly known as Texas Commerce Bank National Association, individually as a Bank and as agent for itself and the other Banks under the hereinafter defined Credit Agreement (in its capacity as agent, together with its successors in such capacity, the "Agent") and in its individual capacity as a lender under the hereinafter defined Term Loan Agreement (in such capacity, "Chase"), NORTH CENTRAL DEVELOPMENT AUTHORITY ("North Central") and the other Obligated Parties (as defined in the Credit Agreement).

                                    RECITALS:

         WHEREAS, Borrower, the Banks and Agent have entered into that certain Credit Agreement dated as of December 9, 1997 (as amended by that certain letter agreement dated as of June 30, 1998, herein the "Credit Agreement").

         WHEREAS, Borrower, certain Subsidiaries of Borrower, North Central and Chase have entered into that certain Letter Loan Agreement dated as of December 20, 1995 (as amended by that certain First Amendment to Letter Loan Agreement and Note Modification Agreement dated as of December 9, 1997 and that certain letter agreement dated as of June 30, 1998, herein the "Term Loan Agreement")

         WHEREAS, Borrower, the Obligated Parties, North Central, the Banks, Agent and Chase now desire to further amend the Credit Agreement and the Term Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement and Term Loan Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 3.4. Effective as of the date hereof,
Section 3.4 of the Credit Agreement is amended in its entirety to read as follows:

         Section 3.4 Use of Proceeds . The proceeds of Term Loans shall be used by the Borrower to repay the Previous Senior Debt, to finance Permitted Acquisitions and to finance the redemption or repurchase of its capital stock (to the extent permitted by Section 10.4 of this Agreement).

         Section 2.2 Amendment to Section 10.4. Effective as of the date hereof,
Section 10.4 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement are amended in their entirety as follows:

         Section 10.4 Restrictions on Dividends and other Distributions. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock (or other equity interest) of the Borrower or any Subsidiary now or hereafter outstanding; except that (i) Subsidiaries (other than Borrower) may make, declare and pay dividends and make other distributions with respect to their capital stock (or other equity interest) to Borrower or the other Subsidiaries, (ii) the Borrower may redeem or repurchase shares of its stock issued to employees and directors in connection with the exercise by such Person of stock options granted to such Person under the Borrower's stock option plans; provided that no Default exists or would result therefrom and the Dollar amount of such repurchases in any individual case shall not exceed an amount equal to exercise price pay by such Person to exercise the option in question plus all United States federal withholding taxes arising as a result of such exercise, (iii) this Section 10.4 shall not prohibit the transactions permitted by clauses (a), (j) or (m) of Section 10.5, and (iv) from September 30, 1998 through and including August 31, 1999, the Borrower may redeem or repurchase shares of its capital stock; provided that the aggregate amount paid by Borrower in connection with such redemptions and repurchases does not exceed Nine Million Dollars ($9,000,000) and no Default exists or would result therefrom.

         Section 2.3 Amendment to Section 10.5. Effective as of the date hereof,
Section 10.5 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement are amended in their entirety to read as follows:

                  Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                           (a) Borrower or any wholly owned Subsidiary directly
                  owned by Borrower may acquire shares, other equity securities or other evidence of beneficial ownership of a Person or, for purposes of Section 10.3, all or substantially all of a Persons's assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

                               (i) Default. No Default exists or would result
                           therefrom;

                           (ii) Bank Approval. Borrower shall have obtained the prior written consent of the Required Banks if (A) the Purchase Price for the acquisition is greater than Ten Million Dollars ($10,000,000) or (B) if after giving effect to such acquisition, the aggregate Purchase Price of all Permitted Acquisitions that have occurred (1) from September 30, 1998 through and including August 31, 1999, is greater than Ten Million Dollars ($10,000,000) and
                           (2) at any time thereafter, during the twelve (12) month period then most recently ending, Thirty Million Dollars ($30,000,000). As used above, the phrase "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete, consulting or postclosing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Borrower issued to the seller which shall not be part of the Purchase Price for purposes of this clause
                           (ii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the

                           Target or the seller assumed or acquired in connection with such acquisition.

                                    (iii) Delivery and Notice Requirements.
                           Borrower shall provide the Agent fifteen (15) days prior to the consummation of the acquisition the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Borrower has available, (C) such other documentation and information relating to the Target and the acquisition as the Agent may reasonably request, and
                           (D) evidence certified by the chief executive or chief financial officer of Borrower that Borrower shall be in compliance with the covenants contained in Article 11 on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period). Within sixty (60) days of such acquisition the obligations under subsections 9.10(b) and (c) shall be fulfilled.

                                    (iv) Diligence. Borrower has completed due
                           diligence on the Target or the assets to be acquired;

                                    (v) U.S. Acquisitions. The Target is
                           organized under the laws of a state in the United States of America and is involved in the same general type of business activities as the Subsidiaries; and

                                    (vi) Structure. If the proposed acquisition
                           is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly owned Subsidiary directly owned by Borrower. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a whole owned Subsidiary directly owned by Borrower shall acquire the assets; and

                           (b) readily marketable direct obligations of the
                  United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                           (c) fully insured certificates of deposit with
                  maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $250,000,000;

                           (d) commercial paper or bonds of a domestic issuer if
                  at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                           (e) current trade and customer accounts receivable
                  for services rendered in the ordinary course of business;

                           (f) shares of any mutual fund registered under the
                  Investment Company Act of 1940, as amended, which invests solely in investment of the type described in clauses (b) through (d) of this Section 10.5;

                           (g) loans to physicians; provided that (i) at the
                  time of such loan no Default shall exist or result therefrom;
                  (ii) the aggregate amount of such loans made by Borrower and the Subsidiaries and outstanding at any one time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000), calculated net of any bad debt reserves;

                           (h) advances to employees for business expenses
                  incurred in the ordinary course of business including, without limitation, loans in connection with employee relocations and changes in the Borrower's and the Subsidiaries' payroll payment dates;

                           (i) existing investments described on Schedule 10.5
                  hereto;

                           (j) the purchase by Horizon Mental Health Management,
                  Inc. of shares of capital stock of Florida Professional Psychological Services, Inc. not owned by Horizon Mental Health Management, Inc. on the Closing Date;

                           (k) loans, advances and other extensions of credit to
                  Subsidiaries made in accordance with the restrictions set forth in subsection 10.1 (b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                           (l)      Guarantees permitted by Section 10.1; and

                           (m) if no Default exists, Borrower and the
                  Subsidiaries may make additional capital contributions to and or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 10.6 of a wholly owned Subsidiary or a newly created Person organized by Borrower or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 9.10 shall be fulfilled and the aggregate amount of such contributions and investments made under the permissions of this clause (m) does not exceed One Hundred Thousand Dollars ($100,000) during the entire term of this Agreement.

         Section 2.4 Amendment to Section 11.1. Effective as of the date hereof,
         Section 11.1 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement are amended in their entirety to read as follows:

                  Section 11.1 Consolidated Net Worth. The Borrower will at all times maintain a Consolidated Net Worth in an amount not less than the sum of (a) Thirty-Two Million Dollars ($32,000,000); plus (b) fifty percent (50%) of the Borrower's net income determined on a consolidated basis in accordance with GAAP for each Fiscal Quarter to have completely elapsed since August 31, 1997; plus (c) one hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of the Borrower received by Borrower since August 31, 1997, calculated without duplication minus (d) one hundred percent (100%) of the purchase price of any shares of stock of the Borrower that are redeemed or repurchased by the Borrower in accordance with Section 10.4 during the four (4) Fiscal Quarters then most recently ended as of the date of determination. If Borrower's consolidated net income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

         Section 2.5 Amendment to Section 11.2. Effective as of the date hereof,
Section 11.2 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement are amended in their entirety to read as follows:

                  Section 11.2 Indebtedness to Capitalization. The Borrower will not at any time permit the ratio of Indebtedness to Capitalization to exceed .50 to 1.00. As used in this Section 11.2, the following terms have the following meanings:

                  "Adjusted Consolidated Net Worth" means, at any particular time, (a) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries, plus (b) one hundred percent (100%) of the purchase price of any shares of stock of the Borrower that are redeemed or repurchased by the Borrower in accordance with Section 10.4 during the four (4) Fiscal Quarters then most recently ended as of the date of determination.

                  "Capitalization" for means, at any particular time, the sum of Adjusted Consolidated Net Worth plus Indebtedness.

                  "Indebtedness" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication); (a) all obligations for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations; and (d) the outstanding principal amount of the loans extended to North Central Development Company which are secured by a Lien on the facility located at 1500 Water Ridge, Lewisville, Texas leased by the Borrower.

         Section 2.6 Amendment to Exhibit "J". Effective as of the date hereof, Exhibit "J" to the Credit Agreement and the similar exhibit incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term

             Loan Agreement are amended in their entirety to read as set forth in Exhibit "J" hereto.

                                    ARTICLE 3

                                     Waivers

         Section 3.1 Waivers of Non-Compliance with Certain Provisions of the Loan Documents. The Borrower has advised the Agent, the Banks and Chase (collectively the "Lenders") that it has failed to comply with Section 10.3,
Section 10.5(a)(vi) and Section 10.8 of the Credit Agreement, the similar provisions incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement and Paragraph 10 of the Borrower Pledge Agreement, each as more specifically described below (the following specifically described provisions of the Credit Agreement, the Term Loan Agreement and the Borrower Pledge Agreement are hereinafter referred to as the "Applicable Covenants").

                  (a) The Borrower has notified the Agent that (i) FPMBH Clinical Services, Inc. ("FPMBHC") (a wholly owned Subsidiary directly owned by Horizon Behavioral Services, Inc., formerly known as FPM Behavioral Health, Inc., and herein "HBS") was merged with and into HBS's wholly-owned Subsidiary, Florida Psychiatric Associates, Inc. ("FPA") effective as of September 10, 1998; and (ii) Arizona Psychiatric Affiliates, Inc. ("APA") was merged with and into FPA effective as of September 24, 1998 (collectively, the "Florida Psychiatric Mergers"). The Florida Psychiatric Mergers do not comply with Section 10.3 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement, which require that the Florida Psychiatric Mergers be structured so that the surviving Person is or becomes a wholly owned Subsidiary directly owned by Borrower.

                  (b) HBS acquired all of the shares of capital stock of Choice Health, Inc. (the "Acquisition") for a Purchase Price equal to $2,000,000. The structure of the Acquisition does not comply with Section 10.5(a)(vi) of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement, which require that the Acquisition be structured so that Choice Health, Inc. will become a wholly owned Subsidiary directly owned by Borrower.

                  (c) The Borrower has notified the Agent that it has contributed 100% of the issued and outstanding shares of the capital stock (the "Shares") of Acorn Behavioral Healthcare Management Corporation ("ABHMC") (a wholly owned Subsidiary directly owned by Borrower) to HBS (the "Contribution"). The Contribution does not comply with (i) Section 10.8 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement, which prohibit the Borrower from disposing of any of its assets except as specifically set forth therein and (ii) Paragraph 10 of the Borrower Pledge Agreement which prohibits the disposition of the Shares without the consent of the Agent.

         The Borrower, the Obligated Parties and North Central (collectively the "Loan Parties") have requested that the Lenders waive the Defaults arising as a result of the failure of the Borrower to comply with the Applicable Covenants with respect to the transactions specifically described in clauses (a), (b) and
(c) of this Section 3.1 (the "HBS Transactions").

         The undersigned Lenders waive the Defaults arising as a result of the failure of the Borrower to comply with the Applicable Covenants with respect to the HBS Transactions.

         To induce the Lenders to agree to the terms of this Section 3.1 each Loan Party agrees that the waivers set forth herein shall not be deemed a consent to the departure from or waiver of (1) the Applicable Covenants for any purpose other than to permit the HBS Transactions or (2) any other covenant, condition or Default (including without limitation, any other covenant, condition or Default set forth in or relating to the Applicable Covenants, in any Loan Document as defined in the Credit Agreement and as defined in the Term Loan Agreement (all such Loan Documents, herein the "Transaction Documents")) or
(3) any other default or event of default under any Transaction Document (a "Transaction Default") that otherwise may arise as a result of the HBS Transactions. The failure to comply with the Applicable Covenants for any other transaction of the type restricted by the Applicable Covenants shall constitute a Transaction Default.

         In addition to the foregoing, the Borrower and HBS agree to execute and deliver to the Agent, on or before October 30, 1998, all documentation requested by the Agent (1) to pledge to the Agent the shares of stock of HBS that were issued to the Borrower to reflect HBS's name change from "FPM Behavioral Health, Inc." to "Horizon Behavioral Services, Inc.", (2) to pledge to the Agent the shares of stock of FPA that were issued to HBS as a result of the Florida Psychiatric Mergers, and (3) to pledge to the Agent the shares of stock of ABHMC that were issued to HBS as a result of the Contribution.

         Section 3.2 Consent to Release of Stock of Merged Subsidiaries. The Borrower has notified the Agent that the following mergers (collectively, the "Mergers") have been completed, all (except the Florida Psychiatric Merger as described above) in accordance with Section 10.3 of the Credit Agreement: (a) Florida Professional Psychological Services, Inc. ("FPPS") was merged with and into HBS effective as of June 4, 1998; (b) FPM/Hawaii, Inc. ("FPMH"), FPM Management, Inc. ("FPMI"), FPM of Louisiana, Inc. ("FPML"), FPM of Ohio, Inc. ("FPMO"), FPM of Utah, Inc. ("FPMU"), FPM of West Virginia, Inc. ("FPMWV") and FPM/Southeast, Inc. ("FPMSE") were merged with and into HBS effective as of September 1, 1998; and (c) the Florida Psychiatric Mergers.

         As a consequence of the Mergers, the Borrower has requested that the Agent release and return the stock certificates together with the accompanying stock powers evidencing the shares of stock of FPPS, FPMH, FPMI, FPML, FPMO, FPMU, FPMWV, FPMSE, FPMBHC and APA that were pledged to the Agent pursuant to the Credit Agreement (the "Stock Certificates"). The Banks hereby consent to the Agent's release and return of the Stock Certificates.

                                    ARTICLE 4

                                  Miscellaneous

         Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and Term Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and Term Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties and the Lenders agree that the Credit Agreement and Term Loan Agreement as amended hereby and the other Transaction Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.2 Reference to Credit Agreement and Term Loan Agreement. Each of the Transaction Documents, including the Credit Agreement and Term Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or Term Loan Agreement as amended hereby, are hereby amended so that any reference in such Transaction Documents to the Credit Agreement or Term Loan Agreement shall mean a reference to the Credit Agreement and Term Loan Agreement as amended hereby.

         Section 4.3 Expenses of Agent. As provided in the Credit Agreement and the Term Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment.

         Section 4.4 Amendment Fee. As consideration for each of the undersigned Banks agreement to enter into this Amendment the Borrower agrees to pay to the Agent for the benefit of each of the undersigned Banks an amendment fee equal the product of one-tenth of one percent (.10%) multiplied the amount of such Bank's Commitments (the "Amendment Fee"), which Amendment Fee shall be due and payable on or before October 15, 1998.

         Section 4.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 4.6 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Loan Parties, the Lenders and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

         Section 4.8 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         Section 4.9 Effect of Waiver. No consent or waiver, express or implied, by any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 4.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.11 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  Executed as of the date first written above.

                                    LENDERS:

                                    CHASE BANK OF TEXAS, NATIONAL
                                    ASSOCIATION, as Agent and in its individual capacity as a Lender under the Credit Agreement and the Term Loan Agreement


                                    By: /s/ JOANNE BRAMANTI
                                       -------------------------------------
                                       Joanne Bramanti, Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION


                                    By: /s/ VANESSA SHEH MEYER
                                       --------------------------------------
                                    Name:   Vanessa Sheh Meyer
                                         ------------------------------------
                                    Title:  Managing Director
                                          -----------------------------------

                                     COMERICA BANK-TEXAS

                                    By: /s/ SEAN SHOPE
                                       --------------------------------------
                                    Name:   Sean Shope
                                         ------------------------------------
                                    Title:  Corporate Banking Officer
                                          -----------------------------------

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A., "RABOBANK
                                    NEDERLAND," NEW YORK BRANCH


                                    By: /s/ ROBERT B. BENOIT
                                       --------------------------------------
                                    Name: Robert B. Benoit
                                         ------------------------------------
                                    Title: Senior Vice President
                                          -----------------------------------


                                    By: /s/ JOHN GRIGEO
                                       --------------------------------------
                                    Name: John Grigeo
                                         ------------------------------------
                                    Title: Vice President
                                          -----------------------------------

                                    BANQUE PARIBAS, HOUSTON AGENCY


                                    By: /s/ GLENN E. MEALEY
                                       --------------------------------------
                                    Name: Glenn E. Mealey
                                         ------------------------------------
                                    Title: Director
                                          -----------------------------------


                                    By: /s/ ROGER A. MAY
                                       --------------------------------------
                                    Name: Roger A. May
                                         ------------------------------------
                                    Title: Vice President
                                          -----------------------------------

LOAN PARTIES

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.
MENTAL HEALTH OUTCOMES, INC.
HHG COLORADO, INC.
GERIATRIC MEDICAL CARE, INC.
SPECIALTY REHAB MANAGEMENT, INC.
ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION
HHMC PARTNERS, INC.
HORIZON BEHAVIORAL SERVICES, INC.
FLORIDA PSYCHIATRIC ASSOCIATES, INC.
FLORIDA PSYCHIATRIC MANAGEMENT, INC.
FPMBH OF ARIZONA, INC.
FPMBH OF TEXAS, INC.


By: /s/ JAMES W. MCATEE
   -------------------------------------------------------
   James W. McAtee, Executive Vice President and Secretary
        of each of the above listed Loan Parties

NORTH CENTRAL DEVELOPMENT COMPANY


By: /s/ JOHN T. AMEND
   ---------------------------------
     John T. Amend, President

                                   EXHIBIT "J"
                                       TO
                           HORIZON HEALTH CORPORATION
                                CREDIT AGREEMENT

                             Compliance Certificate

                             COMPLIANCE CERTIFICATE
                                     for the
                     Fiscal Quarter ending ________ __, ____



To: Chase Bank of Texas, National Association, as Agent
         1111 Fannin, 9th Floor, MS46
         Houston, Texas 77002
         Attention: Loan Syndication Services
         re: Horizon Health Corporation

         and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 9.1(c) of that certain Credit Agreement (as amended, the "Agreement") dated as of December 9, 1997, among the Horizon Health Corporation, the banks and lending institutions named therein (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks ("Agent"). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, as an authorized financial officer of the Borrower, and not individually, does hereby certify to the Agents and the Banks that:

1.       DEFAULT.
No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

2.       SECTION 9.1 - FINANCIAL STATEMENTS AND RECORDS

(a)      Annual audited financial statements of Borrower and the                           Yes      No       N/A
 Subsidiaries on or before ninety (90) days after the end of each
 Fiscal Year.
(b)      Quarterly unaudited financial statements of Borrower and the                      Yes      No       N/A
Subsidiaries within forty-five (45) days after the end of the first 3
Fiscal Quarters and within ninety (90) days after the last Fiscal
Quarter
(c) Financial Projections of Borrower and Subsidiaries within                              Yes      No       N/A
 forty-five (45) days after the beginning of each Fiscal Year.



3.       SECTION 10.1  - DEBT
 (a)     Purchase money not to exceed:                                   $ 500,000
 Actual Outstanding:                                                     $                  Yes               No
                                                                          --------
 (b)     Guarantees of surety, appeal bonds, etc. not to exceed:         $ 500,000
 Actual Outstanding:                                                     $                  Yes               No
                                                                          --------
 (c)     Aggregate Debt of newly acquired or merged Subsidiaries not
 to exceed:                                                              $ 500,000
 Actual Outstanding:                                                     $                  Yes               No
                                                                          --------
 (d)     Other Debt not to exceed:                                       $ 100,000
 Actual Outstanding:                                                     $                  Yes               No
                                                                          --------

4.       SECTION 10.4 - RESTRICTIONS ON DIVIDENDS AND OTHER
DISTRIBUTIONS
 (a)     From September 30, 1998 through and including August 31,        $ 9,000,000        Yes               No
 1999, the aggregate amount paid by Borrower in connection with the      $
 repurchase or redemption of its stock shall not exceed:
 Actual Outstanding:

5.       SECTION 10.5 - INVESTMENTS
 (a)     Aggregate amount of loans to physicians employed by a           $ 250,000          Yes               No
 Subsidiary not to exceed (calculated net of bad debt reserve):          $
 Actual Outstanding:
(b)      Aggregate amount of investments in or contributions to wholly   $ 100,000          Yes               No
owned Subsidiaries not to exceed:                                        $
Actual Outstanding:

6.       SECTION 10.8 - ASSET DISPOSITIONS
(a)      Aggregate book value of assets disposed during any 12-month     $ 200,000
period not to exceed:
(b)      Total book value of asset dispositions for 12-month period      $                  Yes               No
                                                                          --------
most recently ending:

7.       SECTION 11.1 - CONSOLIDATED NET WORTH
 (a)      $ 32,000,000                                                   $
 (b)      Net income for Current Fiscal Quarter (if positive)            $
 (c)      Aggregate positive Net Income since 8/31/97 Fiscal Quarter     $
end (excluding current Fiscal Quarter)
 (d)      7(b) + 7(c)                                                    $
 (e)      50% of 7(d)                                                    $
 (f)      Aggregate amount of net cash proceeds or other Capital         $
Contribution to Borrower since 8/31/97
(g)      Aggregate amount of purchase price of all shares of stock of    $
the Borrower that have been redeemed or repurchased by the Borrower during the four (4) Fiscal Quarters most recently ending:
(h)      Required Consolidated Tangible Net Worth:                       $
7(a) + 7(e) + 7(f) - 7(g)
(i)      Actual Consolidated Net Worth                                   $                  Yes               No
                                                                          --------


8.       SECTION 11.2 - INDEBTEDNESS TO CAPITALIZATION
         ---------------------------------------------
(a)      Debt for borrowed money                                         $
(b)      Debt evidenced by bonds, notes, etc.                            $
(c)      Capital Lease Obligations                                       $
(d)      North Central Development Company debt                          $
(e)      Sum of 8(a) - 8(d)                                              $
(f)      Actual Net Worth
(from Section 11.1)                                                      $
(g)      Aggregate amount of purchase price of all shares of stock of the Borrower that have been redeemed or repurchased by the Borrower during the four (4) Fiscal Quarters most recently ending:
                                                                         $
(h)      8(e) + 8(f) + 8(g)                                              $
(i)      8(e) / 8(h) =                                                              :1.00
                                                                         ------
(j)      Maximum Indebtedness to Capitalization                                 0.50:1.00       Yes               No

9.       SECTION 11.3 - FIXED CHARGE COVERAGE
(a)      Borrower and the Subsidiaries' Consolidated Net Income
             for last four Fiscal Quarters (from Schedule 1)            $
(b)      Plus provisions for tax                                        $
(c)      less benefit from tax                                          $
(d)      Plus interest expense                                          $
(e)      Plus amortization                                              $
(f)      Plus depreciation                                              $
(g)      Plus, if applicable, 8/97 merger expenses                      $
(h)      Borrower and the Subsidiaries' EBITDA:
         (a) plus (b), (d), (e), (f), and (g) less (c)                  $
(i)      provisions for taxes                                           $
(j)      plus benefit from taxes                                        $
(k)      Cash Flow
             9(h) plus 9(j) minus 9(i)                                  $
(l)      Fixed Charges                                                  $
         (i)   Cash interest expense for last four Fiscal Quarters      $
         (ii)  Scheduled amortization of Debt (excluding                $
               outstanding Revolving Loans and Term Loan                $
               current maturities if prior to 11/30/99)                 $
         (iii) Aggregate amount of Capital Expenditures for             $
                         last four Fiscal Quarters                      $
         (iv)  if prior to 11/30/99, an amount equal to #3 below
                         (1)        Term Loans                          $
                         (2)        (iv)(1) / 20                        $
                         (3)        (iv)(2) x 4                         $
         (v)   Sum of 9(l)(i) through (iv)                              $
(m)      Actual Fixed Charge Coverage 9(k) / 9(l)(v)=                      ______:1.00
(n)      Minimum Fixed Charge Coverage                                           1.2:1.00       Yes               No



10.      SECTION 11.4 - INDEBTEDNESS TO ADJUSTED EBITDA
          ----------------------------------------------
(a)      Indebtedness from 8(e)                                         $
(b)      Actual EBITDA (from 9(h))                                      $
(c)      Prior Period/Prior Target EBITDA                               $
(d)      Adjusted EBITDA (10(b) plus 10(c))                             $
(e)      10(a) / 10(d)                                                          ____:1.00
(f)      Maximum Indebtedness to Adjusted EBITDA allowed by
              Credit Agreement                                                    2.5:1.00      Yes               No

11.      ATTACHED SCHEDULES
         Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

12.      FINANCIAL STATEMENTS
         The unaudited financial statements attached hereto were prepared in accordance with GAAP (excluding footnotes) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

13.      CONFLICT
         In the event of any conflict between the definitions or covenants contained in the Credit Agreement and as they may be interpreted or abbreviated in the Compliance Certificate, the Credit Agreement shall control.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of __________ , 199_ .

                                    HORIZON HEALTH CORPORATION


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   Schedule 1
                                       to
                             Compliance Certificate

                        Borrower Consolidated Net Income
                 for period ______________ to _________________

 1.       GAAP for Borrower (the "Subject Person") excluding the following                             $
          consolidated net income                                                                       ___________
 (a)      extraordinary gains or losses or nonrecurring revenue
          or expenses                                                                                   ___________
 (b)      gains on sale of securities                                                                   ___________
 (c)      losses on sale of securities                                                                  ___________
 (d)      any gains or losses in respect of the write-up of any asset at greater
          than original cost or write-down at less than original cost;                                  ___________
 (e)      any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets which is not sold or
          otherwise disposed of in the ordinary course of business;                                     ___________
 (f)      any gains or losses from the disposal of a discontinued business;                             ___________
 (g)      any net gains or losses arising from the extinguishment of any debt;                          ___________
 (h)      any restoration to income of any contingency reserve for long term asset or long term liabilities, except to the extent that provision
          for such reserve was made out of income accrued during such period;                           ___________
 (i)      the cumulative effect of any change in an accounting principle on income
          of prior periods;                                                                             ___________
 (j)      any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the
          investment in such company or asset;                                                          ___________
 (k)      the income from any sale of assets in which the book value of such assets
          prior to their sale had been the book value inherited;                                        ___________
 (l)      the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest;
          provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit
          or loss of such Person;                                                                       ___________
 (m)      the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the
          Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such
          Subsidiary;                                                                                   ___________
 (n)      any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the
          anticipation of future income tax benefits;                                                   ___________
 (o)      any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a
          deferred income tax asset or in a deferred income tax liability;                              ___________


 (p)      any gains or losses attributable to returned surplus assets of any pension- benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension
          obligation's service cost and interest cost;                                                  ___________
 (q)      the income or loss of any Person acquired by the Subject Person or a
          subsidiary for any period prior to the date of such acquisition; and                          ___________
 (r)      the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the
          Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person
          or a subsidiary.                                                                              ___________

 TOTAL:                                                                                                $
                                                                                                        ===========